UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2009

YTB International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

1901 East Edwardsville Road Wood River, Illinois	62095
(Address of Principal Executive Offices)	(Zip Code)

(618) 655-9477

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 14, 2009, YTB International, Inc., YourTravelBiz.com, Inc., YTB Travel Network, Inc., and YTB Travel Network of Illinois, Inc. (collectively the “Company”) and J. Lloyd Tomer, J. Scott Tomer, J. Kim Sorensen and Andrew Cauthen (collectively “Certain Executive Officers”) stipulated a Proposed Final Judgment and Permanent Injunction (“Stipulated Judgment”) with the California Attorney General related to the civil action filed against the Company and Certain Executive Officers in August 2008 alleging the following: the defendants operated a pyramid scheme in violation of California law, utilized misleading marketing and other materials, offered travel credentials and discounts to participants not meeting certain requirements and operated a franchise without complying with applicable franchise laws.  In addition, on May 14, 2009, the Los Angeles Superior Court entered the Stipulated Judgment that reflects the agreement the Company and Certain Executive Officers reached with the California Attorney General.  The Stipulated Judgment is not evidence of any wrongdoing or an admission on the part of the Company or the Certain Executive Officers and does not represent any findings by the court as to any matter of law or fact.  By entering into the Stipulated Judgment, each defendant waived the right to appeal, challenge or vacate the Stipulated Judgment.

The Stipulated Judgment applies to all defendants, subsidiaries, affiliates, employees, agents and others who act in concert with the Company in connection with the operation of the Company in California only.

The Stipulated Judgment defines Website Owners as those who own a website from the Company through which they sell travel or other goods.  Website Owners include those persons who are or become a franchise under the Company’s proposed franchise business model.  Website Sellers are those who sell the Website Owner opportunity or recruit others to sell the Website Owner opportunity and will include those who are or become franchise brokers under the Company’s proposed franchise business model.

The Stipulated Judgment provides, in pertinent part, for the following:

•
The Company must provide consumers with certain information in a clear and conspicuous manner about the number and compensation of Website Owners and Website Sellers, including the typical income earned by Website Owners and Website Sellers, the typical cost of operations, the number of Website Owners who are deactivated, and the number of Website Owners and Website Sellers who have not earned compensation.  The Company must clearly explain its compensation calculations and any requirements a consumer must meet before he or she can participate in the Company.  It also requires the Company to establish a free demonstration website that must be used when recruiting others.

•	The Company is prohibited from issuing travel credentials in California and advertising or representing that travel discounts, other perks or tax-write offs are available by purchasing a website.
•
The Company must modify the practices and separate the functions of Website Owner and Website Seller, including the training, marketing and promotional information pertaining to each of them.  The Company must also revise its Website Owner and Website Seller compensation programs and may not compensate them unless certain conditions have been met.  The Company is prohibited from offering incentives to Website Owners to become Website Sellers, and vice versa.

•
The Company has agreed to periodically provide the California Attorney General's Office status reports and certain information regarding the Company’s Website Owners and Website Sellers and give access to all Company marketing materials, events, meetings, gatherings and presentations to ensure the Company is complying with the Stipulated Judgment and California law.   In addition, the Company has agreed to register as a franchise with the California Department of Corporations on or before June 15, 2009.

•
Finally, the Company agreed to pay a fine in the amount of $400,000, attorneys’ fees and costs in the amount of $475,000 to the California Attorney General and restitution to California residents in an amount not to exceed $125,000.  These payments are not dischargeable in bankruptcy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YTB INTERNATIONAL, INC.

Date: May 20, 2009	By:	/s/ John D. Clagg
Name: John D. Clagg
Title: Chief Financial Officer and Treasurer